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EXHIBIT 11

Computation of Earnings per Share
(dollars in thousands, except shares and per share data)

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

                                                                  For the Six Months              For the Three Months
                                                                     ended June 30                    ended June 30

                                                                1997             1996              1997             1996
PRIMARY:

Average shares outstanding                                    3,684,104        3,684,104         3,684,104        3,684,104

Impact of Treasury Shares                                        31,189           17,838            37,672           18,161
                                                              ---------        ---------         ---------        ---------
Total                                                         3,652,915        3,666,266         3,646,432        3,665,943
                                                              =========        =========         =========        =========

Net Income                                                    $   3,093        $   3,016         $   1,555        $   1,707
                                                              =========        =========         =========        =========

Preferred Stock Dividends                                     $     706        $     492         $     394        $     376
                                                              =========        =========         =========        =========
Net Income Available to
Common Shareholders                                           $   2,387        $   2,524         $   1,161        $   1,331
                                                              =========        =========         =========        =========
Earnings Per Share
Applicable to Common Stock                                         $.65             $.69              $.32             $.36
                                                              =========        =========         =========        =========
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